UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2016

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Masonite International Corporation
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2016, Masonite International Corporation (the "Company") held the 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) at the University Club of Tampa in Tampa, Florida. A total of 27,428,327 common shares of the Company ("Common Shares"), out of a total of 30,514,107 Common Shares outstanding and entitled to vote as of the record date, were present in person or represented by proxies at the Annual Meeting. Each of the proposals is described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - Election of Directors

The following directors were elected to the Company’s Board of Directors at the Annual Meeting to serve as Directors until the Company’s 2017 Annual General Meeting of shareholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick J. Lynch	25,853,717	65,016	1,509,594
Jody L. Bilney	25,854,246	64,487	1,509,594
Robert J. Byrne	25,853,717	65,016	1,509,594
Peter R. Dachowski	25,557,737	360,996	1,509,594
Jonathan F. Foster	25,223,741	694,992	1,509,594
George A. Lorch	25,556,914	361,819	1,509,594
Rick J. Mills	25,853,612	65,121	1,509,594
Francis M. Scricco	25,599,795	318,938	1,509,594
John C. Wills	25,811,409	107,324	1,509,594

Proposal 2 - Advisory Vote on Executive Compensation

The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
24,564,427	1,352,531	1,775	1,509,594

Proposal 3 - Appointment of Independent Registered Public Accounting Firm

The shareholders voted at the Annual Meeting to approve the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2017.

For	Against	Abstain	Broker Non-Votes
27,377,808	48,388	2,131	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	May 16, 2016	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary